Exhibit 24

POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer, or both, of WHIRLPOOL CORPORATION, a Delaware corporation (hereinafter called the “Corporation”), does hereby constitute and appoint JEFF M. FETTIG and KIRSTEN J. HEWITT, with full power to each of them to act alone, as the true and lawful attorneys and agents of the undersigned, with full power of substitution and resubstitution to each of said attorneys, to execute, file or deliver any and all instruments and to do all acts and things which said attorneys and agents, or any of them, deem advisable to enable the Corporation to comply with the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing under said Securities Exchange Act of the Corporation's Annual Report on Form 10-K for the year ended December 31, 2013, including specifically, but without limitation of the general authority hereby granted, the power and authority to sign his or her name as a director or officer, or both, of the Corporation, as indicated below opposite his or her signature, to the Annual Report on Form 10-K, or any amendment, post-effective amendment, or papers supplemental thereto to be filed in respect of said Annual Report on Form 10-K; and each of the undersigned does hereby fully ratify and confirm all that said attorneys and agents, or any of them, or the substitute of any of them, shall do or cause to be done by virtue hereof.
IN WITNESS WHEREOF, each of the undersigned has subscribed these presents, as of the 18th day of February, 2014.

Signature	Title

/S/ JEFF M. FETTIG	Director, Chairman of the Board and Chief Executive Officer (Principal Executive Officer)
Jeff M. Fettig

/S/ MICHAEL A. TODMAN	Director and President, Whirlpool International
Michael A. Todman

/S/ LARRY M. VENTURELLI	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Larry M. Venturelli

/S/ CHRISTOPHER J. KUEHN	Vice President and Corporate Controller
Christopher J. Kuehn	(Principal Accounting Officer)

/S/ SAMUEL R. ALLEN	Director
Samuel R. Allen

/S/ GARY T. DICAMILLO	Director
Gary T. DiCamillo

/S/ DIANE M. DIETZ	Director
Diane M. Dietz

/S/ MICHAEL F. JOHNSTON	Director
Michael F. Johnston

/S/ WILLIAM T. KERR	Director
William T. Kerr

/S/ JOHN D. LIU	Director
John D. Liu

/S/ HARISH MANWANI	Director
Harish Manwani

/S/ WILLIAM D. PEREZ	Director
William D. Perez

/S/ MICHAEL D. WHITE	Director
Michael D. White